UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2008

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia (Address of principal executive offices)	23510 (Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2008, Hampton Roads Bankshares, Inc. (“HRB”) amended its Articles of Incorporation to add Article VIII providing that if a plan of merger involving HRB, a sale of all of substantially all of the HRB’s assets, or a plan of dissolution of HRB is approved by at least two-thirds of HRB’s directors, then HRB shareholder approval of such transaction may be obtained by the affirmative vote of a majority of all votes entitled to be cast on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present.

The addition of Article VIII to the Articles of Incorporation was recommended by HRB’s board of directors on March 11, 2008, was approved by HRB’s shareholders at the annual meeting of shareholders on May 22, 2008, and became effective on May 23, 2008, by the filing of the articles of amendment (the “Articles of Amendment”) to HRB’s Articles of Incorporation with the Virginia State Corporation Commission.

The foregoing description of the Articles of Amendment and new Article VIII is not complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01.                                 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                    Description

3.1                                       Articles of Amendment to HRB’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Date:  May 29, 2008                                                                           By:  /s/ Jack W. Gibson
                                                                                                               Jack W. Gibson
                                                                                                               Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

3.1                           Articles of Amendment to HRB’s Articles of Incorporation.